UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

COLUMBUS ACQUISITION CORP
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42485	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

14 Prudential Tower

Singapore 049712

(Address of principal executive offices)

(+1) 949 899 1827

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one ordinary share, $0.0001 par value, and one Right to acquire one-seventh of one ordinary share	COLAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	COLA	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-seventh of one ordinary share	COLAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2026, Columbus Acquisition Corp, a Cayman Islands exempted company (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), where the shareholders of the Company approved, among the other things, to amend the Investment Management Trust Agreement dated January 22, 2025 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company (the “Trustee”) to provide that the Trustee must commence liquidation of the Company’s trust account (the “Trust Account”) by the prescribed timeline as provided in the Company’s Amended Charter (as defined below). Upon the shareholders’ approval, on January 16, 2026, the Company and the Trustee entered into the amendment to the Trust Agreement.

A copy of the amendment to the Trust Agreement (the “Trust Amendment”) is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Trust Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Trust Amendment.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Extraordinary General Meeting, the shareholders of the Company approved the proposal (the “Charter Amendment Proposal”) that the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”), which provided that the Company has until January 22, 2026 to complete a business combination, be deleted in their entirety and the substitution in their place of the Second Amended and Restated Memorandum and Articles of Association (the “Amended Charter”) to provide that the Company has until January 22, 2026 to complete a business combination, and may elect to extend the period to consummate a business combination up to twelve times, each by an additional one-month extension (the “Monthly Extension”), for a total of up to twelve months to January 22, 2027.

A copy of the Amended Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The disclosures set forth in this Item 5.03 are intended to be summaries only and are qualified in their entirety by reference to the Amended Charter.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 22, 2025, the record date of the Shareholder Meeting, there were 7,944,290 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) issued and outstanding, approximately 79.97% of which were represented in person or by proxy at the Extraordinary General Meeting.

The final results for the matter submitted to a vote of the Company’s shareholders at the Extraordinary General Meeting are as follows:

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1. The Charter Amendment Proposal

The shareholders approved that the Charter be deleted in their entirety and substituted in their place with the Amended Charter, which provides that the Company has until January 22, 2026 to complete a business combination, and may elect to extend the period to consummate a business combination up to twelve times, each by an additional Monthly Extension, for a total of up to twelve months to January 22, 2027, with immediate effect. The voting results were as follows:

FOR	AGAINT	ABSTAIN
5,164,299	1,188,717	0

2. The Trust Amendment Proposal

The shareholders approved the proposal to amend the Trust Agreement to provide that the Trustee must commence liquidation of the Trust Account by the prescribed time as provided in the Amended Charter. The voting results were as follows:

FOR	AGAINT	ABSTAIN
5,164,299	1,188,717	0

Item 8.01. Other Events.

In connection with the votes to approve the Charter Amendment Proposal, 3,449,851 Ordinary Shares of the Company were rendered for redemption. As a result, the Company has 4,494,439 Ordinary Shares issued and outstanding, including 2,550,149 shares held by public shareholders.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibits
3.1	Second Amended and Restated Memorandum and Articles of Associate, dated January 16, 2026.
10.1	Amendment to the Investment Management Trust Agreement dated January 16, 2026, between the Company and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbus Acquisition Corp

	By:	/s/ Fen Zhang
	Name:	Fen Zhang
	Title:	Chief Executive Officer

Date: January 20, 2026

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